Exhibit 10.19

             CONFIDENTIAL INFORMATION OF Q Comm International, Inc.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [***], has been filed separately with the Securities and Exchange Commission.]


                                 August 23, 2004

Doug Pfeiffer
POSA TECH, Inc.
2745 East Oakland Park Blvd.
Suite 100
Ft. Lauderdale, FL  33306

     Re: Letter Agreement for Purchase of Merchant Accounts

Dear Doug:

     This letter describes the terms of our agreement to acquire the servicing rights of 347 Q Comm merchant accounts that are serviced by POSA Tech under that certain Memorandum of Agreement, dated August 23, 2002 (the "Memorandum"). The 347 merchant accounts (the "Acquired Accounts") are listed on Exhibit A to this letter agreement.

     The terms of the purchase of the Acquired Accounts are set forth in that certain Term Sheet for Purchase of POSA Tech Broker Accounts, dated July 23, 2004 (the "Term Sheet"), which is attached as Exhibit B hereto. Q Comm has completed the closing contingencies described in the Term Sheet, and is prepared to complete the transaction.

     In addition to the items described in the Term Sheet, the parties agree as follows:

     1. The broker relationship described in the Memorandum will continue to be in full force and effect, and POSA Tech agrees to continue to develop merchant accounts thereunder on behalf of Q Comm, but will no longer have servicing obligations, or receive any compensation, for the Acquired Accounts.

     2. As contemplated in the Memorandum, the parties will proceed to enter into a definitive agreement that will replace and supercede the Memorandum. Q Comm intends to propose a form of Broker and Servicing Agreement to you in the next couple of weeks, and you agree to negotiate in good faith with Q Comm in an effort to complete and sign the agreement.

     3. The initial payment of $200,000 under the Term Sheet will be paid by wire transfer upon your execution and return of this letter agreement and our receipt of your desired wiring instructions. The four quarterly earnout payments will be also be paid by wire transfer on or about December 5, 2004, March 5, 2005, June 5, 2005 and September 5, 2005. These payments will cover the three-month periods immediately prior to the month of payment, and will be supported by a written Notice of Earnout Amount sent to you on about the time of the payment that calculates the average weekly net revenues during each such three-month period, as well as any reductions in the payment due to revenues from the Acquired Accounts falling below the earnout targets.

     4. Similarly, on or about September 5, 2005, Q Comm will provide POSA Tech with a written Notice of Earnout Shares, accompanied by a stock certificate for the number of shares of Q Comm common stock earned by POSA Tech pursuant to the terms of the Term Sheet. This notice will calculate the basis for any reduction in the number of share due to failure to achieve the

             CONFIDENTIAL INFORMATION OF Q Comm International, Inc.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [***], has been filed separately with the Securities and Exchange Commission.]


earnout targets, or any increase in the shares due to Q Comm's stock price being less than $4 per share. The price per share determination will be based on the average closing price of Q Comm's stock during the last five trading days of August 2005.

     5. Q Comm will terminate payments to POSA Tech for the Acquired Accounts on the day following wire transfer of the initial payment.

     6. POSA Tech shall notify Q Comm in writing if it desires to amend the list of Acquired Accounts in Exhibit A to include additional merchant accounts, and Q Comm agrees to approve or disapprove of any such requested additions within a reasonable time thereafter. Any such accounts added to the Acquired Accounts for this purpose fall under the same terms as the Acquired Accounts and Q Comm will terminate payments to POSA Tech for the added accounts on the day following the date of transfer.

     7. POSA Tech agrees to cooperate fully with Q Comm in the transfer of the servicing of the Acquired Accounts to Q Comm or its designee, and to not solicit the business of the Acquired Accounts for prepaid wireless, phone, credit card or other products or point-of-sale terminals for a period of three years from the date of your acceptance hereof, and that POSA Tech will speak favorably and not disparage Q Comm in any of its communications and interactions with the Acquired Accounts.

     8. This letter agreement is not assignable without the prior written consent of the other party. This letter and the attached exhibits embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof, and may not be modified or amended or any term or provision hereof waived or discharged, except in writing, signed by the party against whom such modification, waiver or discharge is sought to be enforced. Failure to enforce any provision of this letter shall not constitute a waiver of any term hereof. All rights and obligations in connection herewith shall be interpreted, construed and enforced in accordance with and governed by the applicable laws of the State of Utah.

     If the terms set forth above are acceptable, please countersign this letter agreement below and return a signed copy to the undersigned.

                                Very truly yours,

                                Q COMM INTERNATIONAL, INC.

                                By:
                                   --------------------------------------
                                      Terry Kramer, CEO
Acknowledged and Agreed:

POSA TECH, INC.

By:
   -------------------------------------
Its:
    ------------------------------------
Date:
     -----------------------------------

             CONFIDENTIAL INFORMATION OF Q Comm International, Inc.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [***], has been filed separately with the Securities and Exchange Commission.]

                                    Exhibit A
                                    ---------
                                Acquired Accounts

                                      [***]

             CONFIDENTIAL INFORMATION OF Q Comm International, Inc.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [***], has been filed separately with the Securities and Exchange Commission.]

                                    Exhibit B
                                   -----------
                                   Term Sheet

                           Q Comm International, Inc.
              Term Sheet for Purchase of POSA Tech Broker Accounts
                                  July 23, 2004


POSA Tech will sell their broker accounts currently serviced through Q Comm International, Inc. (Q Comm). The following represents the primary elements of the transaction:

Number of Accounts:         347

Purchase Price:             $300,000  to  be  paid  by  $200,000   cash  payment
                            immediately upon closing; $50,000 in quarterly cash payments of $12,500 each provided the earn-out criteria are met; and $50,000 in Q Comm common stock transferred one-year after closing based on the share price at the time of closing. The shares will be held in escrow until the time of disbursement. If the price per share of stock falls below $4 per share at the time the shares are released, Q Comm will increase the number of shares to equal $50,000 in value at $4 per share.

Earn out Criteria:          The  accounts  currently  provide  to POSA  Tech net
                            revenues  of  approximately  [***] per week.  If the
                            average weekly net revenues for the four-week period
                            immediately preceding a quarterly payment fall below
                            [***], which is 90% of the current net revenue,  the
                            earn out for that  quarter is reduced by 25%. If the
                            average weekly net revenues for the four-week period
                            immediately preceding a quarterly payment fall below
                            [***], which is 85% of the current net revenues, the
                            earn out for that  quarter is reduced by 50%. If the
                            average weekly net revenues for the four-week period
                            immediately preceding a quarterly payment fall below
                            [***] which is 80% of the current net revenues,  the
                            earn out for that quarter is  eliminated.  POSA Tech
                            has the right to add new accounts  that they service
                            as  the  broker  to  the   account   base  used  for
                            calculating net revenues in order to ensure that the desired performance is met. If any such accounts are transferred, POSA Tech agrees to relinquish any rights to their future cash flows from the accounts.

                            The annual earn out for the value of the stock is similarly indexed. If the annual average weekly revenues fall below 90%, the value of the stock is reduced by 25%. If the annual average weekly revenues fall below 85%, the value of the stock is reduced by 50%. If the annual average weekly revenues fall below 80%, no stock payment is required.

             CONFIDENTIAL INFORMATION OF Q Comm International, Inc.

[*Confidential treatment has been requested as to certain portions of this document. Each such portion, which has been omitted herein and replaced with an asterisk [***], has been filed separately with the Securities and Exchange Commission.]

Freedom to Speak:           POSA Tech agrees that whenever a merchant desires to
                            sell the Freedom to Speak product, or any similar product POSA Tech develops, and if that merchant does not at that time have a point of sale terminal device installed, that Freedom to Speak or similar product will only be sold by installation of a terminal provided by Q Comm.

Items Contingent
to Close:                   This  transaction  is dependent on Q Comm  receiving
                            approval  from  its  Board  of  Directors.   Q  Comm
                            management  cannot  offer  any  assurance  of  Board
                            approval.  Q Comm  has the  right  to  complete  due
                            diligence procedures that it deems necessary and may
                            contact  any of the  accounts  directly  in order to
                            complete  such  due   diligence.   Closing  of  this
                            transaction  is dependent on the  completion  of due
                            diligence   procedures  and  the  results  of  those
                            procedures.